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            Exhibit 16.1 - Letter from Pritchett, Siler & Hardy, P.C.



August 27, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:

We have read the statements of GTM Holdings, Inc. pertaining to our firm included under Item 4 of Form 8-K/A and filed on August 27, 2001 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,


/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.